                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                FORM 8-K/A
                              AMENDMENT NO. 2

                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) September 12, 1997
                             --------------


                        DUNN COMPUTER CORPORATION
-----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                 Delaware
-----------------------------------------------------------------------------
              (State or other jurisdiction of incorporation)

         0-22263                                            54-1424654
------------------------                             -----------------------
(Commission file Number)                             (IRS Employer ID Number)


              1306 Squire Court, Sterling, Virginia, 21066
-----------------------------------------------------------------------------
               (Address of principal executive offices)


     Registrant's telephone number, including area code (703) 450-0400
                             ------------

                                 N/A
-----------------------------------------------------------------------------
      (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On September 12, 1997, STMS Acquisition Corp., a wholly-owned subsidiary of Dunn Computer Corporation ("Registrant") purchased all of the outstanding common stock of STMS, Inc., a Virginia corporation. The purchase price was One Hundred and Fifty Thousand shares of Registrant's common stock. STMS, Inc.'s facilities are located in Sterling, Virginia.

     In connection with the acquisition, Registrant settled an account payable on behalf of, and a note payable to a former stockholder of STMS, Inc. and acquired such stockholder's 47% economic interest in Glacier, LLC, a Virginia limited liability company specializing in software distribution. Such stockholder has also undertaken to use best efforts to transfer to the Registrant his 47% voting interest in Glacier, LLC.

                                                                    Page
                                                                   Number
                                                                  --------
Report of Davis, Sita & Company, P.A., Independent Auditors........    F-1

Balance Sheets as of December 31, 1995 and 1996....................    F-2

Statements of Operations for the Years Ended
  December 31, 1995 and 1996.......................................    F-4

Statements of Stockholders' Deficit for the Years Ended
  December 31, 1995 and 1996.......................................    F-5

Statements of Cash Flows for the Years Ended
  December 31, 1995 and 1996........................................   F-6

Notes to Financial Statements.......................................   F-7

(b) Unaudited financial statements of the business acquired for the interim period. As required by Item 7 of Form 8-K promulgated by the Commission under the Act, the following interim financial information of the business acquired are filed with this report:

Balance Sheet as of June 30, 1997...................................   F-16

Statement of Operations
  for the Six Months Ended June 30, 1996 and 1997...................   F-17

Statement of Cash Flows
  for the Six Months Ended June 30, 1996 and 1997...................   F-18

Note to Interim Financial Statements................................   F-19


(c) Pro Forma Financial Information. As required by Item 7 of Form 8-K promulgated by the Commission under the Act, the following pro forma financial information is filed with this report:

                                                                      Page
                                                                     Number
                                                                    --------
Unaudited Pro Forma Combined
  Balance Sheet as of April 30, 1997................................   F-20

Unaudited Pro Forma Combined
  Statements of Operations for the Year
  Ended October 31, 1996 and the Six
  Months Ended April 30, 1997.......................................   F-21

Notes to Pro Forma Balance Sheet
  and Statements of Operations.......................................  F-23


         Report of Davis, Sita & Company, P.A., Independent Auditors


The Board of Directors
STMS, Inc.

We have audited the accompanying balance sheets of STMS, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STMS, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                       /s/ Davis, Sita & Company, P.A.


August 25, 1997,
except for Note 9, as to which
  the date is September 12, 1997

                                  STMS, Inc.

                                Balance Sheets


                                                         DECEMBER 31,
                                                     1995           1996
                                                 -----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents....................   $  178,167     $  188,495
  Trade accounts receivable, net of $21,744
    and $22,363 at December 31, 1995 and
    1996, respectively.........................    2,192,497      6,349,779
  Inventory....................................      698,091        263,108
  Loans to stockholders........................       89,274        158,402
  Prepaid expenses and other current assets....        7,232         76,115
  Deposits.....................................       22,363         17,444
                                                 -----------     ----------
Total current assets                               3,187,624      7,053,343

Property and equipment:
  Equipment....................................      201,751        423,464
  Furniture and fixtures.......................       83,019         94,869
  Equipment under capital leases...............       46,695         61,928
  Leasehold improvements.......................       60,007         82,665
                                                 -----------     ----------
  Less accumulated depreciation
    and amortization...........................     (108,922)      (190,731)
                                                 -----------     ----------
                                                     282,550        472,195

Capitalized software development costs, net
  of accumulated amortization of $4,588
  and $22,941, at December 31, 1995 and 1996,
  respectively.................................      148,369        101,438
                                                 -----------     ----------
Total assets...................................  $ 3,618,543     $7,626,976
                                                 -----------     ----------
                                                 -----------     ----------


                                  STMS, Inc.

                                Balance Sheets

                                                             DECEMBER 31,
                                                         1995           1996
                                                     -----------     ----------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses............  $ 2,281,644     $6,190,597
  Current portion of notes payable.................      971,030         54,895
  Current portion of capital lease obligations.....       16,761         22,020
  Deferred revenue.................................      323,222        382,176
                                                     -----------     ----------
Total current liabilities..........................    3,592,657      6,649,688

  Notes payable, less current portion..............       58,465          4,569
  Capital lease obligations, less current portion..        5,395         19,012
  Deferred revenue.................................      246,521             --

Commitments

Redeemable convertible Preferred Stock: 18%
  cumulative, $1,000 par value; 1,235 shares
  authorized, issued and outstanding at
  December 31, 1996...............................            --      1,235,000
Stockholders' deficit:
  Class A Common Stock: no par value; 10,000,000
     shares authorized, 8,065,600 shares issued
     and outstanding..............................         1,000          1,000
  Class B Common Stock: $1 par value; 100 shares
     authorized, issued and outstanding at
     December 31, 1996............................            --            100
  Additional paid-in capital......................            --          9,900
  Accumulated deficit.............................      (285,495)      (292,293)
                                                     -----------     ----------
Total stockholders' deficit.......................      (284,495)      (281,293)
                                                     -----------     ----------
Total liabilities and stockholders' deficit.......   $ 3,618,543     $7,626,976
                                                     -----------     ----------
                                                     -----------     ----------


See accompanying notes.

                                     STMS, Inc.

                             Statements of Operations


                                                      YEARS ENDED DECEMBER 31,
                                                        1995           1996
                                                    -----------    -----------
Net revenues.................................       $10,371,065    $20,249,828
Costs of revenues............................         8,354,253     16,716,376
                                                    -----------    -----------
Gross profit.................................         2,016,812      3,533,452

General and administrative...................         1,361,340      1,280,997
Selling and marketing........................           716,046      2,026,287
                                                    -----------    -----------
Income (loss) from operations................           (60,574)       226,168

Interest expense.............................           235,665        232,966
                                                    -----------    -----------
Net loss.....................................       $  (296,239)   $    (6,798)
                                                    -----------    -----------
                                                    -----------    -----------


See accompanying notes.

                                     STMS, Inc.

                        Statements of Stockholders' Deficit


                                                CLASS A                CLASS B
                                              COMMON STOCK           COMMON STOCK        ADDITIONAL
                                           -------------------     -----------------       PAID-IN      ACCUMULATED
                                           SHARES       AMOUNT      SHARES    AMOUNT       CAPITAL        DEFICIT       TOTAL
                                         ----------    --------    --------  --------     ---------      ------------  ---------
Balance at December 31, 1994.........     8,065,600    $1,000          --      $ --         $ --        $  10,744    $  11,744
 Net loss............................            --        --          --        --           --          (296,239)   (296,239)
                                         ----------    ------      -------   --------     ---------     -----------  ---------
Balance at December 31, 1995.........     8,065,600     1,000          --        --           --          (285,495)   (284,495)
 Issuance of common stock............            --        --         100       100        9,900                --      10,000
 Net loss............................            --        --          --        --           --            (6,798)     (6,798)
                                         ----------    ------       ------   --------     ---------     -----------  ---------
Balance at December 31, 1996.........     8,065,600    $1,000         100      $100       $9,900        $(292,293)   $(281,293)
                                         ----------    ------       ------   --------     ---------     -----------  ---------
                                         ----------    ------       ------   --------     ---------     -----------  ---------

See accompanying notes

                                     STMS, Inc.

                             Statements of Cash Flows

                                                                             YEAR ENDED DECEMBER 31,
                                                                                1995         1996
                                                                             -----------  ----------
OPERATING ACTIVITIES:
Net loss...........................................................          $(296,239)    $  (6,798)
Adjustments to reconcile net loss to net cash provided by
 operations:
  Depreciation and amortization....................................             33,570       100,162
  Write-off of capitalized software development costs..............                 --        99,412

  Changes in operating assets and liabilities:
    Trade accounts receivable......................................            298,087    (4,157,282)
    Inventory......................................................           (549,672)      434,983
    Deposits.......................................................               (250)        4,919
    Prepaid expenses and other current assets......................              9,633       (68,883)
    Accounts payable and accrued expenses..........................            462,288     3,908,953
    Deferred revenue...............................................            486,478      (187,567)
                                                                             ---------     ---------
 Net cash provided by operating activities.........................            443,895       127,899

INVESTING ACTIVITIES:
Advances to stockholders...........................................                 --       (69,128)
Purchase of property and equipment.................................            (77,891)     (271,454)
Capitalized software development costs.............................           (152,957)      (70,834)
                                                                            ----------     ---------
Net cash used in investing activities..............................           (230,848)     (411,416)

FINANCING ACTIVITIES:
Proceeds from issuance of Common Stock.............................                 --        10,000
Proceeds from borrowing on notes payable, net of payments..........            (70,650)      283,845
                                                                            ----------    ----------
Net cash (used in) provided by financing activities................            (70,650)      293,845
                                                                            ----------    ----------

Net increase in cash...............................................            142,397        10,328
Cash at beginning of year..........................................             35,770       178,167
                                                                            ----------    ----------
Cash at end of year................................................         $  178,167    $  188,495
                                                                            ----------    ----------
                                                                            ----------    ----------
Supplemental disclosures:
 Interest paid.....................................................         $  235,665    $  209,495
                                                                            ----------    ----------
                                                                            ----------    ----------
Significant non-cash transactions:
Notes payable exchanged for convertible Preferred Stock............         $1,235,000    $       --
                                                                            ----------    ----------
                                                                            ----------    ----------

See accompanying notes.
                                                                           F-6

                                  STMS, Inc.

                        Notes to Financial Statements

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

STMS, Inc. (the "Corporation") was incorporated under the laws of the Commonwealth of Virginia on November 1, 1990. The Corporation is in the business of selling and installing networked micro computer systems. The Corporation offers hardware, software, training, on-going support and related consulting to its customers and provides comprehensive hardware, software and network maintenance services. The Corporation is headquartered in Sterling, Virginia, but offers its products and services on a national basis.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

INVENTORY

Inventory consists of computers, computer software, accessories and other related items. The inventory is stated at the lower of cost or market as determined by the first-in, first-out method. Administrative, storage and material handling costs have been added to inventory in the amount of $22,934 and $8,651 as of December 31, 1995 and 1996, respectively.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

The Corporation accumulates the costs associated with the development of new software which it plans to offer for sale. Costs to establish the technological feasibility of the developing product are considered to be research and development costs and accordingly, are charged to current year operations when incurred. Once technological feasibility has been established, cost incurred to produce a master, including coding and testing, are capitalized. When the product is ready for general release to the public, the capitalization of costs ends. The Corporation's policy is to amortize capitalized software costs by the

                                  STMS, Inc.

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product (three year period) including the period being reported on. During 1996, the Corporation amortized the costs of software development over a three year period on the straight-line basis. Software development costs are reflected on the financial statements at the lower of the unamortized costs or the net realizable value. During 1996, the Corporation also discontinued one product and accordingly, wrote off the accumulated costs of $99,412.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Property and equipment are depreciated using the straight-line method over the estimated lives of five to seven years and leasehold improvements are amortized over the lesser of the related lease term or the useful life of 20 years.


IMPAIRMENT OF LONG-LIVED ASSETS

In the event that facts and circumstances indicate that long-lived assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down is required. If a write-down is required, the Corporation would prepare a discounted cash flow analysis to determine the amount of the write-down.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Corporation to significant concentrations of credit risk primarily consist of cash equivalents and trade accounts receivable. The Corporation periodically performs credit evaluations of its customers' financial condition and generally requires no collateral.

                                  STMS, Inc.

CONCENTRATION OF CREDIT RISK (CONTINUED)

At December 31, 1996, the Corporation maintained cash balances at $88,495 in excess of the Federal insurance limits. From time to time during the year cash balances exceeded the Federal insurance limit of $100,000.

DEFERRED REVENUE

The Corporation offers computer hardware, software and network maintenance services to customers. The services are paid in advance and are packaged in various arrangements including hours, period of coverage and availability. The maintenance contracts can extend up to three years. The Corporation records the maintenance contract revenue when service is provided. At year end, the unearned portion of each contract is allocated between current and long-term based on the time remaining on the contract and assuming a straight-line amortization. At the end of the contract, any unused portion is considered to be revenue in the year the contract ends.

REVENUE RECOGNITION

The Corporation generally recognizes revenues based on shipment of products. Revenues are earned pursuant to various contracts with agencies of the Federal government and commercial customers. The Corporation generally does not require collateral on such contracts. The length of the Corporation's contracts are generally for one year.

STOCK-BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock Based Compensation" which is effective for any complete set of financial statements for any period presented subsequent to December 15, 1995. SFAS No. 123 allows companies to account for stock-based compensation under either the new provisions of SFAS No. 123 or the provisions of APB No. 25,

                                  STMS, Inc.

STOCK-BASED COMPENSATION (CONTINUED)

but requires disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Corporation intends to continue accounting for stock based compensation in accordance with the provision of APB No. 25. As such, the implementation of SFAS No. 123 will not materially impact the financial position or results of operations of the Corporation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Corporation provides for income taxes in accordance with the liability method.

2.  INCOME TAXES

The Corporation incurred net operating losses of $296,239 in the year ended December 31, 1995 and $6,798 in the year ended December 31, 1996. A net operating loss results in an income tax benefit due to reductions in either prior or future income taxes.

                                  STMS, Inc.


                                                            DECEMBER 31,
                                                           1995       1996
                                                        ---------   --------
Deferred tax assets:
 Net operating loss carryforwards.....................  $109,625     $1,211
                                                        ---------   --------
Total deferred assets.................................   109,625      1,211
Deferred tax credit:
Valuation allowance...................................  (109,625)    (1,211)
                                                        ---------   --------
 Net deferred tax asset...............................  $     --     $    --
                                                        ---------   --------
                                                        ---------   --------

Prior to December 31, 1994, the Corporation elected to be treated as an S Corporation for income tax purposes. S Corporations are generally not taxable at the corporate level, but instead, income is taxable to the stockholders. Accordingly, as of December 31, 1994, there was no provision for an income tax liability. Effective January 1995, the Corporation voluntarily terminated its S Corporation status, and as such, became subject to corporate income taxes as of that date.

3.   TRANSACTIONS WITH RELATED PARTIES

As of December 31, 1996, the Corporation had loaned $133,507 to certain officer/stockholders. The loans are unsecured. Payments on these loans are due on demand. Effective January 1, 1996, interest is being charged at 6% per annum.

The Corporation purchases inventory from Primary Telecommunications, Inc., a company which is owned by a principal stockholder of STMS, Inc. Purchases during 1996 amounted to $341,427. At December 31, 1996, the Corporation owed $160,426 to Primary Telecommunications, Inc.

                                  STMS, Inc.

4.   NOTES PAYABLE

At December 31, 1995, notes payable consisted of the following loans from Barry
D. and Jacqueline L. Bergman:


    Term loans...........................................     $  144,495
    Credit line loan.....................................        885,000
                                                              ----------
                                                              $1,029,495
                                                              ----------
                                                              ----------


As of December 31, 1996, notes payable consisted of a term loan from Barry D. Bergman and Jacqueline L. Bergman dated July 11, 1994, in the amount of $125,000, secured by the personal guarantees of the stockholders, payable in monthly installments of $4,645 which includes interest at 12% per annum.

Annual principal curtails are as follows:


    1997.................................................     $54,895
    1998.................................................       4,569
                                                              -------
                                                              $59,464
                                                              -------
                                                              -------

5.  CAPITAL LEASE OBLIGATIONS

Capital lease obligations at December 31, 1996 are as follows:


    1997..................................................    $28,917
    1998..................................................     23,845
                                                              -------
                                                              (52,762)
    Amounts representing interest.........................    (11,730)
                                                              -------
                                                              $41,032
                                                              -------
                                                              -------

Amortization of assets recorded under capital lease obligations is included in depreciation and amortization expense.

                                  STMS, Inc.

6.   OPERATING LEASES

The Corporation is currently obligated under a lease for its office space which expires in April 1999. However, under the provisions of a termination option in the lease, the Corporation has terminated its lease effective during June 1997. The Corporation has entered into a new lease for 19,195 square feet of office and warehouse space in Reston, Virginia to be effective upon the vacating of its current space.

The Corporation is obligated under non-cancelable, long-term leases for office space with the following minimum annual lease payments as of December 31, 1996:


    1997..............................................          $151,160
    1998..............................................           266,906
    1999..............................................           274,913
    2000..............................................           283,160
    2001..............................................           291,655
                                                              ----------
                                                              $1,267,794
                                                              ----------
                                                              ----------


Rent expense under operating leases were $90,719 and $90,055 for the years ended December 31, 1995 and 1996, respectively.

7.   CAPITAL STOCK

REDEEMABLE CONVERTIBLE PREFERRED STOCK

In December 1996 the Corporation authorized and issued 1,235 shares of $1,000 par value Preferred Stock. The stock provides for cumulative dividends at 18%, payable monthly. The stock is held by a single stockholder who has the option to convert the Preferred Stock into a senior debt instrument (promissory note payable) on demand. At the stockholder's option, the stock will convert into a one year note with interest only payable at 18% per annum until maturity.

COMMON STOCK

On October 1, 1995, the Corporation amended its articles of incorporation to provide for the authorization of new issues of Common Stock as follows:

                                  STMS, Inc.

CLASS A

10,000,000 shares of no par Common Stock were authorized. Each share of the previously authorized and issued common stock was exchanged for 6,930 shares of the new Class A Common Stock. All Common Stock issued prior to October 1, 1995, was retired.

CLASS B

100 shares of Class B no par Common Stock were authorized. The holders of Class B Common Stock are limited to a maximum of 10% of the total votes of the Corporation. Class B stock can be converted to Class A stock upon the occurrence of the Corporation achieving certain stated levels of outside financing, as defined in the amendment to articles of incorporation.

INCENTIVE STOCK OPTION PLAN

In January 1996, the Corporation adopted an Incentive Stock Option Plan ("the Plan") in order to advance the interests of the Corporation by providing eligible employees with an opportunity to acquire a proprietary interest in the Corporation. The Corporation has reserved 500,000 shares of its Class A Common Stock for this purpose. Options are granted at the fair market value of the Corporation's Common Stock on the date of grant. The term of the stock options granted under the Plan may not exceed 10 years. The stock options granted as of December 31, 1996, vest over a 4 year period.

Additional information with respect to stock option activity is summarized as follows:

                                                                                          YEAR ENDED DECEMBER 31, 1996
                                                                                         ------------------------------
                                                                                                      WEIGHTED-AVERAGE
                                                                                           SHARES      EXERCISE PRICE
                                                                                         -----------  -----------------
Outstanding at beginning of period.....................................................      --             --
Options granted........................................................................       9,500        $0.13
Options exercised......................................................................      --             --
Outstanding at end of period...........................................................       9,500        $0.13
                                                                                        -----------  -----------------
                                                                                             --             --
Options exercisable at end of period................................................... -----------  -----------------

At December 31, 1996, there were 490,500 options available for future grants under the Plan. The Corporation applies APB No. 25 in accounting for the incentive stock option plan, and, accordingly, recognizes compensation expense for the difference between the deemed fair market value of the underlying Common Stock and the grant price of the option at the date of grant. During the year ended December 31, 1996, the Corporation did not grant any options at exercise prices which were less than the fair market value of the Common Stock at the grant date.

The Corporation has adopted the disclosure provisions only of SFAS No. 123. The effect of applying SFAS No. 123 for the year ended December 31, 1996 on pro forma net loss is not necessarily representative of the effects on reported net loss for future years due to, among other things, (1) the vesting period of the stock options and the (2) fair value of additional stock options in future years.

Had compensation expense for the Corporation's stock options been determined based upon the fair value at the grant date for awards under the Plan consistent with the underlying methodology prescribed under SFAS No. 123, the Corporation's net loss for the year ended December 31, 1996 would have been approximately $7,110. The fair value of each option grant is estimated on the date of grant using the Minimum Value option pricing model with the following weighted-average assumptions for 1996: average risk-free interest rate of 6%, dividend yield 0%, and expected life of option four years, and a five year contractual life.

8. 401(K) Plan

The Corporation sponsors a 401(K) plan which covers substantially all employees who have provided at least six months service and attained the age of twenty-one. Participants may contribute up to 15% of their annual compensation. Participants are immediately vested in their voluntary contributions plus their earnings thereon. The Corporation may make discretionary contributions at the option of the Board of Directors.

9.   SUBSEQUENT EVENTS

SIGNIFICANT CHANGE IN OWNERSHIP

On September 12, 1997, all of the outstanding common stock of STMS, Inc. was purchased by Dunn Computer Corporation through an exchange of stock in which the stockholders of STMS, Inc. received 150,000 shares of Dunn Computer Corporation in exchange for all shares of STMS, Inc.

CONVERSION OF PREFERRED STOCK

As of September 12, 1997, the holder of the preferred stock described in Note 7 exercised the option which allowed him to convert the preferred stock into a one year promissory note. Subsequently the note was paid in full.

                                   STMS, Inc.

                                 Balance Sheet

                                                                                           JUNE 30,
                                                                                             1997
                                                                                          -----------
                                                                                           (unaudited)
Assets
Current assets:
 Cash and cash equivalents..............................................................   $  104,008
 Trade accounts receivable, net of allowance for doubtful accounts of $22,190...........    3,300,116
 Inventory..............................................................................      426,902
 Prepaid expenses and other current assets..............................................       43,062
 Loans to stockholders..................................................................      148,197
                                                                                          -----------
  Total current assets..................................................................    4,022,285

Property and equipment, net.............................................................      474,264
Capitalized software development costs, net.............................................      165,832
                                                                                          -----------
  Total assets..........................................................................   $4,662,381
                                                                                          -----------
                                                                                          -----------

Liabilities and Stockholders' Deficit
Current liabilities:
 Accounts payable.......................................................................   $3,832,692
 Accrued expenses.......................................................................      185,766
 Current portion of note payable........................................................    1,253,525
 Current portion of capital lease obligations...........................................       16,037
 Deferred revenue.......................................................................      492,269
                                                                                          -----------
  Total current liabilities.............................................................    5,780,289

Capital lease obligations, less current portion.........................................        8,082
Note payable, less current portion......................................................       29,146

Commitments.............................................................................           --

Stockholders' deficit:
 Common Stock...........................................................................        1,100
 Additional paid-in capital.............................................................         --
 Accumulated deficit....................................................................   (1,156,236)
                                                                                          -----------
  Total stockholders' deficit...........................................................   (1,155,136)
                                                                                          -----------
  Total liabilities and stockholders' deficit...........................................   $4,662,381
                                                                                          -----------
                                                                                          -----------

    See accompanying notes.

                                  STMS, Inc.

                           Statements of Operations


                                                                                     SIX MONTHS      SIX MONTHS
                                                                                   ENDED JUNE 30,  ENDED JUNE 30,
                                                                                        1996            1997
                                                                                   --------------  --------------
                                                                                             (unaudited)
Revenues.........................................................................     $5,957,622     $ 7,812,531
Costs of revenues................................................................      4,932,821       5,721,002
                                                                                   --------------  --------------
Gross profit.....................................................................      1,024,801       2,091,529

General and administrative.......................................................        353,990       1,034,507
Selling and marketing............................................................        689,256       1,772,964
                                                                                   --------------  --------------
Loss from operations.............................................................        (18,445)       (715,942)

Other income (expense)...........................................................            133         (21,372)
Interest expense.................................................................       (119,200)       (118,003)
                                                                                   --------------  --------------
Net loss.........................................................................     $ (137,512)    $  (855,317)
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    See accompanying note.

                                  STMS, Inc.

                            Statements of Cash Flows

                                                                                     SIX MONTHS      SIX MONTHS
                                                                                   ENDED JUNE 30,  ENDED JUNE 30,
                                                                                        1996            1997
                                                                                   --------------  --------------
                                                                                             (unaudited)
OPERATING ACTIVITIES
Net loss.........................................................................     $(137,512)     $  (855,317)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
    Depreciation and amortization................................................        30,297           60,427
    Changes in operating assets and liabilities:
      Trade accounts receivable..................................................       440,528        3,049,663
      Inventory..................................................................       444,410         (163,794)
      Loans to stockholders......................................................       (10,553)          10,205
      Prepaid expenses and other current assets..................................        (5,850)          50,497
      Accounts payable...........................................................      (823,096)      (2,357,905)
      Accrued expenses...........................................................        77,376          185,766
      Deferred revenue...........................................................       (70,694)         110,093
                                                                                      ----------       ----------
Net cash (used in) provided by operating activities..............................       (55,094)          89,635

INVESTING ACTIVITIES
Purchases of property and equipment..............................................        (8,542)         (62,496)
Capitalized software development costs...........................................       (17,463)         (64,394)
                                                                                      ----------       ----------
Net cash used in investing activities............................................                       (126,890)

FINANCING ACTIVITIES
Proceeds from long-term debt.....................................................        42,974           24,577
Payments on capital lease obligations............................................        (8,291)         (16,913)
Payments on long-term debt.......................................................       (86,030)         (54,896)
Distributions to stockholders....................................................       (37,400)            --
                                                                                      ----------       ----------
Net cash used in financing activities............................................       (88,747)         (47,232)

Net decrease in cash and cash equivalents........................................      (169,846)         (84,487)
Cash and cash equivalents at beginning of the period.............................       178,167          188,495
                                                                                      ----------      ----------

Cash and cash equivalents at end of the period...................................     $   8,321      $   104,008
                                                                                      ----------      ----------
                                                                                      ----------      ----------
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid....................................................................     $ 119,200      $   123,069
                                                                                      ----------       ----------
                                                                                      ----------       ----------

    See accompanying notes.

                                  STMS, Inc.

                           Note to Financial Statements


Note A:

INTERIM FINANCIAL INFORMATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period, including the year ended December 31, 1997. For further information, refer to the audited financial statements and footnotes thereto included elsewhere herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AND STATEMENTS OF OPERATIONS

The unaudited pro forma combined balance sheet gives effect to the acquisition of STMS, Inc. completed by the Company on September 12, 1997 as if it occurred on April 30, 1997.

The unaudited pro forma combined statements of operations for the year ended October 31, 1996 gives effect to the acquisition of STMS, Inc. as if it had occurred on November 1, 1995. The unaudited pro forma statement of operations for the six months ended April 30, 1997 gives effect to the acquisition of STMS, Inc. as if it had occurred on November 1, 1996.


                                  STMS, Inc.

                  Pro Forma Unaudited Combined Balance Sheet
                             As of April 30, 1997

                                                    Historical     Historical      Acquisition
                                                       DUNN        STMS, Inc.      Adjustments         Pro Forma
                                                        (a)            (b)             (c)             Combined
                                                   -------------  -------------  ----------------    -------------
Cash and cash equivalents........................   $ 5,722,833   $   104,008    $ (1,204,500)(d)    $ 4,622,341
Trade accounts receivable........................     3,943,840      3,300,116             --           7,243,956
Inventory........................................       317,719        426,902             --             744,621
Loans to stockholders............................            --        148,197             --             148,197
Prepaid expenses and other current assets.......         48,237         43,062             --              91,299
Investments......................................       150,000             --        125,000 (e)         275,000
                                                   -------------  -------------  ----------------    -------------
Total current assets.............................    10,182,629      4,022,285     (1,079,500)         13,125,414

Property and equipment, net......................        72,809        474,264             --             547,073
Goodwill and other intangibles...................            --             --      2,367,397 (f)       2,367,397
Capitalized software development costs...........            --        165,832             --             165,832
                                                   -------------  -------------  ----------------    -------------
Total assets.....................................   $10,255,438    $ 4,662,381    $ 1,287,897         $16,205,716
                                                   -------------  -------------  ----------------    -------------
                                                   -------------  -------------  ----------------    -------------
Accounts payable.................................   $ 3,085,580    $ 3,832,692    $   318,561 (g)     $ 7,236,833
Other accrued expenses............................      510,621        185,766             --             696,387
Note payable, current portion....................            --      1,253,525     (1,235,000)(h)          18,525
Income taxes payable.............................        58,994             --             --              58,994
Deferred tax liability...........................         8,700             --             --               8,700
Current portion of capital lease obligations.....            --         16,037             --              16,037
Deferred revenue.................................        22,896        492,269             --             515,165
                                                   -------------  -------------  ----------------    -------------
Current liabilties...............................     3,686,791      5,780,289       (916,439)          8,550,641

Notes payable, less current portion..............            --         29,146             --              29,146
Capital lease obligation, less current portion...            --          8,082             --               8,082

Stockholders' equity (deficit):
Common Stock.....................................         5,000          1,000           (850)(i)           5,150
Additional paid-in capital.......................     4,065,078            100      1,048,950 (i)       5,114,128
Retained earnings (deficit)......................     2,498,569     (1,156,236)     1,156,236 (i)       2,498,569
                                                   -------------  -------------  ----------------    -------------
Total stockholders' equity (deficit).............     6,568,647     (1,155,136)     2,204,336           7,617,847

Total liabilities and stockholders' equity
  (deficit)......................................   $10,255,438    $ 4,662,381    $ 1,287,897         $16,205,716
                                                   -------------  -------------  ----------------   -------------
                                                   -------------  -------------  ----------------   -------------

                                  STMS, Inc.

                   Pro Forma Unaudited Combined Statement of Operations

                           For the Year Ended October 31, 1996

                                                      Historical     Historical
                                                         DUNN           STMS         Acquisition      Pro Forma
                                                          (j)            (k)         Adjustments      Combined
                                                     -------------  -------------  ---------------   ------------
                                                                                        $
Net revenues.......................................   $18,098,638    $20,249,828           --        $38,348,466
Cost of revenues...................................    14,102,442     16,716,376           --         30,818,818
                                                     -------------  -------------                    ------------
Gross profit.......................................     3,996,196      3,533,452           --          7,529,648

Selling and marketing..............................       475,471      2,026,287           --          2,501,758
General and administrative.........................     1,496,979      1,280,997        $ 188,476(l)   2,966,452
                                                     -------------  -------------  ---------------   ------------
Income (loss) from operations......................     2,023,746        226,168         (188,476)     2,061,438

Interest expense...................................       (57,925)      (232,966)          --           (290,891)
Interest income....................................        33,300          --              --             33,300
Other income.......................................        16,043          --                             16,043
                                                     -------------  -------------  ---------------   ------------
Income (loss) before taxes.........................     2,015,164         (6,798)        (188,476)     1,819,890

Provision of income taxes..........................       776,000          --              --            776,000
                                                     -------------  -------------  ---------------   ------------

Income (loss) before extraordinary items...........     1,239,164         (6,798)        (188,476)     1,043,890

Extraordinary gain on early extinguishment
 of debt...........................................        --              --             466,161(m)     466,161
                                                    -------------  -------------  ----------------  -------------
Net income.........................................   $ 1,239,164    $    (6,798)       $ 277,685    $ 1,510,051
                                                    -------------  -------------  ----------------  -------------
                                                    -------------  -------------  ----------------  -------------
Earnings per share (q)
  Income (loss) before extraordinary gain..........   $    --                                        $      0.25
                                                     -------------                                  ------------
                                                     -------------                                  ------------
  Extraordinary gain...............................   $    --                                        $      0.11
                                                     -------------                                  ------------
                                                     -------------                                  ------------
  Net income.......................................   $      0.31                                    $      0.36
                                                     -------------                                  ------------
                                                     -------------                                  ------------
Weighted average shares outstanding (q)............     4,050,150                                      4,200,150
                                                     -------------                                  -------------
                                                     -------------                                  -------------








                                  STMS, Inc.

               Pro Forma Unaudited Combined Statement of Operations

                      For the Six Months Ended April 30, 1997

                                                       Historical     Historical
                                                          DUNN           STMS        Acquisition      Pro Forma
                                                           (n)            (o)        Adjustments      Combined
                                                      -------------  -------------  --------------  -------------
Net revenues........................................    $9,492,429   $  7,812,531    $    --        $ 17,304,960
Costs of revenues...................................     7,670,210      5,721,002         --          13,391,212
                                                      -------------  -------------  --------------  ------------
Gross profit........................................     1,822,219      2,091,529         --           3,913,748

Sales and Marketing.................................       293,766      1,772,964         --           2,066,730
General and administrative..........................       468,480      1,034,507    $  104,185(p)     1,607,172
                                                      -------------  -------------  --------------  ------------

Income (loss) from operations.......................     1,059,973       (715,942)     (104,185)         239,846
Interest expense....................................             0       (123,069)        --            (123,069)
Interest income.....................................        30,954          5,066         --              36,020
Other Income........................................         2,608        (21,372)        --             (18,764)
                                                      -------------  -------------  --------------  -------------
Income (loss) before taxes..........................     1,093,535       (855,317)     (104,185)         134,033

Income taxes........................................       418,300          --            --             418,300
                                                      -------------  -------------  --------------  -------------

Net income (loss)...................................    $  675,235    $  (855,317)   $ (104,185)    $   (284,267)
                                                      -------------  -------------  --------------  -------------
                                                      -------------  -------------  --------------  -------------

Net loss per share (q)..............................    $     0.16                                  $        .07
                                                      -------------                                 -------------
                                                      -------------                                 -------------
Weighted average shares outstanding (q).............     4,210,166                                     4,360,166
                                                      -------------                                 -------------
                                                      -------------                                 -------------

                                  STMS, Inc.

(a) Unaudited consolidated balance sheet of Dunn Computer Corporation as of April 30, 1997.

(b) Unaudited balance sheet of STMS, Inc as of June 30, 1997.

(c) Represents adjustments for the STMS, Inc ("STMS") acquisition based on a purchase price of approximately $2,337,000. The STMS acquisition has been accounted for using the purchase method. The purchase price has been allocated to the assets and liabilities acquired based on fair value of such assets and liabilities which are estimated to equal their book value.

(d) Represents cash paid to settle the note payable and certain accounts payable due to a related party stockholder of STMS ($1,044,500) and payment of fees related to the acquisition.

(e) Represents the fair value of the investment in Glacier of $125,000.

(f) Represents the goodwill and customer lists identified by the Company. The intangible assets will be amortized on a straight-line basis over the following lives: goodwill will be amortized over twenty years and customer lists will be amortized over five years.

(g) Represents approximately $308,000 in accrued legal, accounting and printing expenses, and other payables related to the acquisition offset by the settlement of certain accounts payable due to a related party of STMS.

(h) Represents the settlement of $1,235,000 in notes payable due to a related party of STMS.

(i) Represents the stockholders' deficit not acquired by the Company offset by $975,000 related to the issuance of 150,000 shares of Dunn's Common Stock at $6.50 per share (the market price of the Company's Common Stock) and fair value of options issued to former stockholders of STMS of $84,000. (using Black-Scholes model)

(j) Audited consolidated Statement of Operations for the year ended October 31, 1996.

(k) Audited Statement of Operations for the year ended December 31, 1996.

                                  STMS, Inc.

(l) Represents the amortization expense for the year related to the intangible assets acquired.

(m) Represents the gain on retirement of debt and payables due to a related party stockholder of STMS immediately prior to the acquisition.

(n) Unaudited consolidated Statement of Operations of Dunn for the six months ended April 30, 1997.

(o) Unaudited consolidated Statement of Operations of STMS for the six months ended June 30, 1997.

(p) Represents the amortization expense for the six months ended April 30, 1997, related to the intangible assets acquired.

(q) The Company's net loss per share calculations are based upon the weighted average number of shares of Common Stock and Common Stock equivalents outstanding. Pursuant to the requirements of the Securities and Exchange Commission Staff Accounting Bulletin No. 83, options to purchase Common Stock issued at prices below the estimated initial public offering ("IPO") price during the 12 months immediately preceding the initial filing of the registration statement relating to the IPO, (collectively the "cheap stock") have been included in the computation of net loss per share as if they were outstanding for all periods presented (using the treasury method assuming repurchase of Common Stock at the estimated IPO price). For the six months ended April 30, 1997, the cheap stock is weighted for the period outstanding through the effective date of the IPO. Other shares issuable upon the exercise of the stock have been excluded from the computation if the effect of their inclusion would be antidilutive due to the Company's pro forma net losses.